Section 1350 Certification

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the CEO and President (Principal Executive Officer and Principal Financial Officer) of Sauer Energy, Inc.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Annual Report on Form 10-K of Sauer Energy, Inc. for the year ended August 31, 2010.

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Sauer Energy, Inc. as of August 31, 2010.

This Certification is executed as of December 13, 2010.

/s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr.
CEO and President